    As filed with the Securities and Exchange Commission on August 13, 2001
                                                 Registration Statement No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 XCARE.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                                                               85-0373486
      (STATE OR OTHER JURISDICTION OF        6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400               (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                ENGLEWOOD, COLORADO 80111                     IDENTIFICATION NUMBER)
                                                          (303) 488-2019
                                                 (ADDRESS, INCLUDING ZIP CODE, OF
                                             REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                      AMENDED AND RESTATED 1997 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            1999 DIRECTOR OPTION PLAN
                       2000 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                   ----------

                                LORINE R. SWEENEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 XCARE.NET, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ARTHUR F. SCHNEIDERMAN
                                KATHLEEN B. BLOCH
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED          PROPOSED
                                                                      AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
                     TITLE OF EACH CLASS OF                           TO BE       OFFERING PRICE       AGGREGATE     REGISTRATION
                  SECURITIES TO BE REGISTERED                     REGISTERED(1)      PER SHARE      OFFERING PRICE        FEE
--------------------------------------------------------------- ----------------- ---------------- ----------------- --------------
Common stock, $0.01 par value, issuable under the Amended and
   Restated 1997 Stock Plan...................................         820,414         $11.76(2)        $9,648,069
                                                                ----------------- ---------------- ----------------- --------------
Common stock, $0.01 par value, issuable under the 1999
   Employee Stock Purchase Plan...............................         328,165         $10.00(3)        $3,281,650
                                                                ----------------- ---------------- ----------------- --------------
Common stock, $0.01 par value, issuable under the 1999
   Director Option Plan ......................................         164,083         $11.76(2)        $1,929,616
                                                                ================= ================ ================= ==============
Common stock, $0.01 par value, issuable under the 2000
   Nonstatutory Stock Option Plan ............................         600,000         $11.76(2)        $7,056,000
                                                                ================= ================ ================= ==============
TOTAL.........................................................       1,912,661                         $21,915,335       $5,479
                                                                ================= ================ ================= ==============

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to the 820,414, 164,083 and 600,000 shares of Common Stock to be registered under the Amended and Restated 1997 Stock Plan, the 1999 Director Option Plan and the 2000 Nonstatutory Stock Option Plan, respectively, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on August 9, 2001.

(3) With respect to the 328,165 shares of Common Stock to be registered under the 1999 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be equal to 85% (see explanation in following sentence) of the average of the high and low price reported on the Nasdaq Stock Market on August 9, 2001. Pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock is equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

         This Registration Statement is filed with respect to the following shares of common stock of XCare.net, Inc. (the "Registrant"):

         1. 820,414 additional shares of common stock that may be issued under the Registrant's Amended and Restated 1997 Stock Plan, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plan;

         2. 328,165 additional shares of common stock that may be issued under the Registrant's 1999 Employee Stock Purchase Plan, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plan;

         3. 164,083 additional shares of common stock that may be issued under the Registrant's 1999 Director Option Plan, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plan; and

         4. 600,000 shares of common stock that may be issued under the Registrant's 2000 Nonstatutory Stock Option Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on April 2, 2001;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 11, 2001;

         3. The Registrant's Form 8-K Current Reports filed with the Commission on April 18, 2001, May 18, 2001, and June 21, 2001, and Form 8-K/A filed with the Commission on July 31, 2001; and

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, declared effective by the Commission on February 9, 2000.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock in this offering has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is the Secretary of XCare.net.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XIII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the maximum extent and manner permitted under Delaware law. Delaware law provides that directors of a corporation will not be held personally liable for monetary damages for breach of their fiduciary duties as directors, except for breaches of the duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemption or other distributions, and transactions from which a director derives an improper benefit.

         Article VI of the Registrant's Bylaws provides that it must indemnify its directors and officers and may indemnify its employees and agents to the maximum extent and manner permitted under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Article VI of the Registrant's Bylaws also permit it to obtain insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Registrant has entered into agreements with its directors and officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, provided that the Registrant will indemnify each of its directors and officers for various expenses, including attorney's fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or arising out of their services as one of its directors or officers, any subsidiaries or any other company or enterprise to which he or she provides services at its request. In addition, the Registrant maintains directors' and officers' insurance providing indemnification for its directors and officers. The Registrant believes that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving the Registrant's directors, officers, employees or agents where indemnification will be required or permitted. The Registrant's is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


       EXHIBIT
       NUMBER                             EXHIBIT

         4.1      Amended and Restated 1997 Stock Plan and related agreements

         4.2      1999 Employee Stock Purchase Plan and related agreements

         4.3      1999 Director Option Plan and related agreements

         4.4      2000 Nonstatutory Stock Option Plan and related agreements

         5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation

         23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2     Consent of Ernst & Young LLP, Independent Accountants

         23.3     Consent of Counsel (included in Exhibit 5.1)

         24.1     Power of Attorney (see signature page)


ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Nantucket, Commonwealth of Massachusetts, on this 9th day of August, 2001.

                                     XCARE.NET, INC.

                                     By:      /s/ Lorine R. Sweeney
                                         --------------------------------------
                                         Lorine R. Sweeney
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lorine R. Sweeney and Gary T. Scherping, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      TITLE                                    DATE
                ---------                                      -----                                    ----

         /s/ Lorine R. Sweeney              President and Chief Executive Officer                  August 9, 2001
--------------------------------------         (Principal Executive Officer) and Director
            Lorine R. Sweeney

         /s/ Gary T. Scherping              Senior VP of Finance and Chief Financial               August 9, 2001
--------------------------------------         Officer (Principal Financial and
            Gary T. Scherping                  Accounting Officer)

        /s/ Jeffrey M. Krauss               Chairman of the Board and Director                     August 9, 2001
--------------------------------------
            Jeffrey M. Krauss

           /s/ Fred L. Brown                Director                                               August 9, 2001
--------------------------------------
              Fred L. Brown

          /s/ Andrew Cowherd                Director                                               August 9, 2001
--------------------------------------
              Andrew Cowherd

          /s/ James B. Hoover               Director                                               August 9, 2001
--------------------------------------
             James B. Hoover

          /s/ Daniel Mitchell               Director                                               August 9, 2001
--------------------------------------
             Daniel Mitchell

                                INDEX TO EXHIBITS




       EXHIBIT
       NUMBER                            EXHIBIT
       ------                            -------

         4.1*     Amended and Restated 1997 Stock Plan and related agreements

         4.2*     1999 Employee Stock Purchase Plan and related agreements

         4.3*     1999 Director Option Plan and related agreements

         4.4      2000 Nonstatutory Stock Option Plan and related agreements

         5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation

         23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2     Consent of Ernst & Young LLP, Independent Accountants

         23.3     Consent of Counsel (included in Exhibit 5.1)

         24.1     Power of Attorney (see signature page)

----------

*Incorporated by reference to an Exhibit to Registrant's Registration Statement on Form S-1, as amended (No. 333-90165), which was declared effective on February 9, 2000.